                                                                     EXHIBIT (D)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1994-2 Monthly Statement
                        Class A Certificate CUSIP #25466KAJ8
                        Class B Certificate CUSIP #25466KAK5


    Trust Distribution Date: December 15, 1998                              Due Period Ending:  November 30, 1998

     Pursuant to the Series Supplement dated as of October 14, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:


     1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
          -----------------------------------------------------------------------------------------------------------
          Series  1994-2                                 Total         Interest         Principal
              Class A      29 days at 5.627810000%    $4.533513611   $4.533513611     $0.000000000

              Class B      30 days at 8.050000000%    $6.708333333   $6.708333333     $0.000000000


     2.   Principal Receivables at the end of the Due Period
          ---------------------------------------------------
     (a)  Aggregate Investor Interest                        $18,782,271,009.31
          Seller Interest                                     $5,226,651,457.50

          Total Master Trust                                 $24,008,922,466.81


     (b)  Group One Investor Interest                        $16,232,271,009.31

     (c)  Group Two Investor Interest                         $2,550,000,000.00

     (d)  Series 1994-2 Investor Interest                       $894,737,000.00

     (e)  Class A Investor Interest                             $850,000,000.00

          Class B Investor Interest                              $44,737,000.00


     3.   Allocation of Receivables Collected During the Due Period
          ---------------------------------------------------------

                                                                   Finance Charge              Principal                Yield
                                                                    Collections               Collections             Collections
     (a)  Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                            $307,561,871.78         $2,531,194,845.53            $0.00

          Seller                                                    $74,930,196.09           $616,665,924.93            $0.00

     (b)  Group One Allocation                                     $266,061,482.42         $2,189,651,951.93            $0.00

     (c)  Group Two Allocation                                      $41,500,389.36           $341,542,893.60            $0.00

     (d)  Series 1994-2 Allocations                                 $14,534,698.58           $119,618,709.27            $0.00

     (e)  Class A Allocations                                       $13,807,963.65           $113,637,773.81            $0.00

          Class B Allocations                                          $726,734.93             $5,980,935.46            $0.00


     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------

                              Deposits into the
                               SPFAs This          SPFA      Deposit Deficit   Investment
                               Due Period         Balance      Amount           Income
          Series 1994-2           $0.00           $0.00         0.00           $0.00



     5.   Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------

                                                                           Total Payments
                                      Amount Paid      Deficit Amount      Through This
                                     This Due Period   This Due Period      Due Period
          Series 1994-2                 $0.00            $0.00               $0.00


     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
          --------------------------------------------------------------------

                                            Deposits Into the
                                              SIFAs This
                                              Due Period          SIFA Balance
          Series 1994-2                    $4,153,597.28             $0.00


     7.   Pool Factors
          ------------
                                                                This Due Period
          Class A                                                 1.00000000

          Class B                                                 1.00000000


     8.   Investor Charged-Off Amount
          ---------------------------
                                                                        Cumulative
                                                                    Investor Charged-Off
                                               This Due Period          Amount
     (a)  Group One                           $104,362,158.22            $0.00

     (b)  Group Two                            $16,278,456.25            $0.00

     (c)  Series 1994-2                         $5,701,210.48            $0.00

     (d)  Class A                               $5,416,149.96            $0.00

          Class B                                 $285,060.52            $0.00


     9.   Investor Losses This Due Period
          -------------------------------
                                                                  Per $1,000 of
                                                                 Original Invested
                                                        Total        Principal
     (a)  Group One                                     $0.00          $0.00

     (b)  Group Two                                     $0.00          $0.00

     (c)  Series-1994-2                                 $0.00          $0.00

     (d)  Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00



     10.  Reimbursement of Investor Losses This Due Period
          ------------------------------------------------

                                                                     Per $1,000 of
                                                                   Original Invested
                                                        Total          Principal
     (a)  Group One                                     $0.00            $0.00

     (b)  Group Two                                     $0.00            $0.00

     (c)  Series 1994-2                                 $0.00            $0.00

     (d)  Class A                                       $0.00            $0.00

          Class B                                       $0.00            $0.00



     11.  Aggregate Amount of Unreimbursed Investor Losses
          ------------------------------------------------
                                                                    Per $1,000 of
                                                                   Original Invested
                                                        Total        Principal
     (a)  Group One                                     $0.00          $0.00

     (b)  Group Two                                     $0.00          $0.00

     (c)  Series 1994-2                                 $0.00          $0.00

     (d)  Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00



     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
          -------------------------------------------------------------------

     (a)  Group One                                            $27,269,062.78

     (b)  Group Two                                             $4,250,000.00

     (c)  Series 1994-2                                         $1,491,228.34

     (d)  Class A                                               $1,416,666.67

          Class B                                                  $74,561.67


     13.  Class Available Subordinated Amount at the end of the Due Period
          -----------------------------------------------------------------

                                                                    As a Percentage
                                                                      of Class A
                                                      Total         Invested Amount
          Series 1994-2 Class B                   $89,473,700.00      10.5263%



     14.  Total Available Credit Enhancement Amounts
          ------------------------------------------
                                                  Shared Amount         Class B Amount
          Maximum Amount                                $0.00           $44,736,850.00

          Available Amount                              $0.00           $44,736,850.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                         $0.00                    $0.00



     15.  Delinquency Summary
          -------------------

          End of Due Period Master Trust Receivables Outstanding        $24,384,557,504.89

                              Delinquent Amount     Percentage of Ending
          Payment Status      Ending Balance        Receivables Outstanding
          30-59 days         $535,031,401.69             2.19%

          60-179 days      $1,142,280,047.90             4.68%


                                        U.S. BANK NATIONAL ASSOCIATION
                                        as Trustee


                                     BY:
                                         -----------------------------

                                                 Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 14, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-2 Master Trust Certificates for the Distribution Date occurring on December 15, 1998:

      1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

      3.  The aggregate amount of Collections processed during the related Due
          Period is equal to                                                                              $3,530,352,838.30

      4.  The aggregate amount of Class A Principal Collections processed during
          the related Due Period is equal to                                                                $113,637,773.81

      5.  The aggregate amount of Class A Finance Charge Collections processed
          during the related Due Period is equal to                                                          $13,807,963.65

      6a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                                          $0.00

      6b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                                            $0.00

      7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class A Required Amount Shortfall                                                  $0.00
               is equal to

          (b)  with respect to the Class A Cumulative Investor Charged-Off                                            $0.00
               Amount is equal to

          (c)  with respect to the Class A Investor Interest is equal to                                              $0.00

      8.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                                        $3,853,486.57


      9.  The aggregate amount of Class B Principal Collections processed during
          the related Due Period is equal to                                                                  $5,980,935.46

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during the related Due Period is equal to                                                             $726,734.93

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during the related Due Period is equal to                                          $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                                            $0.00

     12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

          (a)  with respect to the Class B Required Amount Shortfall                                                  $0.00
               is equal to

          (b)  with respect to the Class B Cumulative Investor Charged-Off                                            $0.00
               Amount is equal to

          (c)  with respect to the Class B Investor Interest is equal to                                              $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                                          $300,110.71

     14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   ------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer